Exhibit 99.1

FOR IMMEDIATE RELEASE:

MedCAREERS GROUP, Inc.

Reaches Agreement To Acquire MedCAREERS.com

Atlanta, GA – February 26, 2010 — MedCAREERS GROUP, Inc. (the “Company”) (OTCBB: MCGI) today announced that it has reached an agreement in principle to acquire the business operations and assets associated with the website MedCAREERS.com including the domain name.  The transaction is scheduled to close upon the completion of an audit of the MedCAREERS.com business unit’s operations and other requirements, which are planned to occur within the next 60 days.  In connection with the acquisition, MedCAREERS GROUP will retain Benjamin Kealy as President of the MedCAREERS.com business unit.  Mr. Kealy has been with MedCAREERS.com since 1999.

MedCAREERS.com is a job posting website for medical related jobs and formerly powered the job board for WebMD (Nasdaq:WBMD).  MedCAREERS GROUP intends to expand the offerings of MedCAREERS.com to include a full line of services to healthcare professionals and the healthcare industry, including information on medical malpractice insurance and other industry information.

Commenting on the acquisition, MedCAREERS GROUP CEO Bryan Crutchfield noted, “This planned acquisition is the first step in the implementation of a strategy intended to make us a leading resource for healthcare professionals.  The healthcare staffing industry offers a lot of opportunity both online and offline and MedCAREERS.com is intended to be the platform for the online strategy.”

Commenting for MedCAREERS.com Benjamin J. Kealy added, "I'm very excited to expand the MedCAREERS brand we've established over the last 10 years and to fully realize its potential for health care professionals."

About MedCAREERS GROUP, Inc.:

MedCAREERS GROUP  (www.medcareersgroup.com) mission is to become a leader in the healthcare career arena with a focus on the healthcare professional.  MedCAREERS Group’s goal is to build itself into a complete resource for the healthcare professional with an emphasis and understanding of what healthcare professionals need as a resource to assist them in maximizing their careers.  MedCAREERS Group aims to be the "go to" place for the healthcare professional community.  MedCAREERS Group intends to offers easy, comprehensive solutions and information that is exclusively healthcare related.

About MedCAREERS.com:

MedCAREERS.com, with over 200,000 registered users, began operation in September of 1999 as a comprehensive online job searching and recruiting web site designed exclusively for the healthcare industry. Besides creating a broad-based online healthcare staffing site, MedCAREERS.com has co-branded over 350 online career centers for health-related associations, publications, delivery systems, training programs, and Internet partners.

This press release may contain forward-looking statements, including information about management’s view of the Company’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of the Company, and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents the Company files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company.

Company & Investor Relations Contact:

Investor Relations Department
1-866-472-7781
ir@medcareersgroup.com

www.medcareersgroup.com